                                                                      EXHIBIT 99


NEWS RELEASE                                 GENERAL GROWTH PROPERTIES, INC.
                                             110 North Wacker Drive
                                             Chicago, IL 60606
                                             (312) 960-5000
                                             FAX (312) 960-5463

FOR IMMEDIATE RELEASE                         CONTACT:      John Bucksbaum
---------------------                                       312/960-5005


                                                            Bernard Freibaum
                                                            312/960-5252



                    GENERAL GROWTH PROPERTIES, INC. ANNOUNCES
                    RECORD PERFORMANCE FOR THIRD QUARTER 2003


CHICAGO, ILLINOIS, OCTOBER 27, 2003 -- General Growth Properties, Inc. (NYSE:
GGP) today announced a 22.1% increase in Funds from Operations (FFO) per share for third quarter 2003. Since becoming a public company more than 10 years ago, General Growth has increased FFO per share approximately 16% on a compounded annual basis.

"I am pleased to report a strong increase in FFO per share for the quarter," said John Bucksbaum, chief executive officer, General Growth Properties. "We continue to operate our malls in a sound fundamental manner that generates growth in cash flow thus creating long-term growth for our owners."

FINANCIAL AND OPERATIONAL HIGHLIGHTS

     o Earnings per share-diluted (EPS) in third quarter 2003 increased 4.2% to $.74 versus $.71 for the comparable period in 2002. Earnings before the cumulative effect of an accounting change, as described below, increased 28.2% over the comparable period in 2002.

          Reflected in third quarter EPS is a charge of approximately $12 million, approximately $.17 on a diluted per share basis, as a cumulative effect adjustment due to the required July 1, 2003 adoption of SFAS #150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This new standard, which we understand may be reconsidered in the near future by the FASB, requires the minority interests of four consolidated property ventures, acquired as part of the 2002 JP Realty purchase, to be reflected at their estimated fair values even though the related venture assets continue to be reported at our previous historical cost. Also reflected in third quarter 2003 results are the application of SFAS No. 141 and SFAS No. 142 which resulted in an earnings increase of approximately $4.3 million or $.06 per share-diluted in third quarter 2003.

     o FFO on a per share, fully-diluted basis, rose 22.1% to $1.71 in the third quarter of 2003, up from $1.40 in the third quarter of 2002. Total FFO for the quarter increased 29.1% to $155.7 million, from $120.6 million in last year's third quarter. The application of SFAS No. 141 and 142 resulted in an increase of approximately $8.2 million in FFO or $.09 per fully-diluted share in third quarter 2003.

     o For fiscal year 2003, the company currently anticipates that FFO per fully-diluted share, including the effects of SFAS No. 141 and SFAS No. 142, will be in the range of $6.85 to $6.90.

     o Prorata real estate net operating income (NOI) increased 20.0% in the quarter to $275.7 million, from $229.7 million during the third quarter of 2002. Total prorata property revenues were $406.8 million for the quarter, an increase of 20.9%, compared to $336.5 million for the same period in 2002.

     o Total tenant sales increased 2.1% for third quarter 2003 and comparable tenant sales decreased 0.5% versus the same period last year.

     o Comparable center NOI increased by approximately 6.1% during the third quarter.

     o Mall shop occupancy increased to 90.7%, compared to 88.7% in third quarter 2002.

     o Sales per square foot, on a trailing 12 month basis, as of September 30, 2003, were $354 versus $351 at the end of third quarter 2002.

     o Average rent per square foot for new/renewal leases signed during the first nine months of the year was $33.62 versus $34.75 for the same period in 2002. Average rent for all leases expiring in 2003 is $26.70 versus $29.90 in 2002.

     o On July 1, 2003, the company acquired the 49% ownership interest in GGP Ivanhoe III previously held by joint venture partner Ivanhoe Cambridge. In this transaction, seven of the eight malls owned by GGP Ivanhoe III became 100% owned by General Growth and one mall was transferred to a newly formed joint venture owned 49% by Ivanhoe Cambridge and 51% by the company.

     o On August 27, 2003, the company acquired 100% of Lynnhaven Mall in Virginia Beach, Virginia.

     o After quarter-end, on October 14, 2003, General Growth announced the purchase of 100% of Sikes Senter in Wichita Falls, Texas and agreements to acquire 100% of The Maine Mall in South Portland, Maine, and 100% of Glenbrook Square in Fort Wayne, Indiana.

     o The company announced on October 1, 2003 a 25% dividend increase and, subject to shareholder approval at a special meeting of stockholders scheduled for November 20, 2003, a three-for-one stock split which, if approved, would be effective on or about December 5, 2003.


General Growth, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a real estate investment trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the company's properties without giving effect to real estate depreciation and amortization, which is intended to allocate the cost of property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the company believes that FFO provides investors with a clearer view of the company's operating performance. A reconciliation of GAAP net income to FFO is provided in the portfolio results schedule included herein. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to net income (determined in accordance with GAAP) and is not necessarily indicative of cash available to fund cash needs. In addition, the company has presented FFO on a wholly owned and prorata basis as we believe the detail of the operations of our unconsolidated centers is important.


WEBCAST/CONFERENCE CALL
General Growth will host a live webcast of its conference call regarding this announcement on the Company's web site, www.generalgrowth.com. This webcast will take place on Tuesday, October 28, 2003 at 9:00 a.m., Eastern Time (8:00 a.m. CT, 7:00 a.m. MT, 6:00 a.m. PT). The webcast can be accessed by selecting the conference call icon on the GGP home page. The call will be archived subsequent to the end of the live webcast.

General Growth Properties is the country's second largest shopping center owner, developer and manager of regional shopping malls. General Growth currently has ownership interest in, or management responsibility for, a portfolio of 163 regional shopping malls in 39 states. The company portfolio totals approximately 142 million square feet of retail space and includes over 16,000 retailers nationwide. A publicly traded REIT, General Growth Properties is listed on the New York Stock Exchange under the symbol GGP. For more information on General Growth Properties and its portfolio of malls, please visit the company web site at http://www.generalgrowth.com.


This release may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact are statements that may be deemed forward-looking statements, which are subject to a number of risks, uncertainties and assumptions. Representative examples of these risks, uncertainties and assumptions include (without limitation) general industry and economic conditions, interest rate trends, cost of capital and capital requirements, availability of real estate properties, competition from other companies and venues for the sale/distribution of goods and services, changes in retail rental rates in the company's markets, shifts in customer demands, tenant bankruptcies or store closures, changes in vacancy rates at the company's properties, changes in operating expenses, including employee wages, benefits and training, governmental and public policy changes, changes in applicable laws, rules and regulations (including changes in tax laws), the ability to obtain suitable equity and/or debt financing, and the continued availability of financing in the amounts and on the terms necessary to support the company's future business. Readers are referred to the documents filed with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

                                     # # #

FUNDS FROM OPERATIONS and                                                  Three Months Ended                Nine Months Ended
PORTFOLIO RESULTS (unaudited)                                                 September 30,                    September 30,
(in thousands, except per share data)                                    2003             2002              2003            2002

FUNDS FROM OPERATIONS (FFO)

Funds From Operations - Operating Partnership                         $   155,750      $   120,600      $   412,596     $   315,588
Less:  Allocations to Operating Partnership unitholders               $    33,644      $    28,892      $    94,649     $    75,606
                                                                      -----------      -----------      -----------     -----------
Funds From Operations - Company stockholders                          $   122,106      $    91,708      $   317,947     $   239,982

Funds From Operations per share - Company stockholders - basic        $      1.74      $      1.47      $      4.87     $      3.86
Funds From Operations per share - Operating Partnership - basic       $      1.74      $      1.47      $      4.87     $      3.86
Funds From Operations per share - Operating Partnership - diluted     $      1.71      $      1.40      $      4.68     $      3.70

Weighted average number of Company shares outstanding - basic              70,297           62,244           65,283          62,121
Weighted average number of Company shares outstanding - basic
     (assuming full conversion of Operating Partnership units)             89,666           81,812           84,717          81,692
Weighted average number of Company shares outstanding - diluted
     (assuming full conversion of Operating Partnership units and
     convertible preferred stock)                                          91,124           90,493           90,934          90,345

PORTFOLIO RESULTS (a)
Total revenues (b),(c)                                                $   406,826      $   336,528      $ 1,153,540     $   887,061
Operating expenses                                                       (131,152)        (106,842)        (375,947)       (282,241)
                                                                      -----------      -----------      -----------     -----------
Real estate net operating income                                          275,674          229,686          777,593         604,820
Net General Growth Management, Inc. (GGMI) operations                       1,802           (1,328)           4,133           3,147
Headquarters and regional costs including depreciation
      that reduces FFO                                                    (13,651)         (10,733)         (50,511)        (33,766)
General and administrative                                                 (1,854)          (1,431)          (7,296)         (4,604)
Net interest expense (d)                                                  (96,045)         (80,172)        (268,045)       (217,380)
Preferred stock dividends                                                      --           (6,117)         (13,030)        (18,351)
Preferred unit distributions                                              (10,176)          (9,305)         (30,248)        (18,278)
                                                                      -----------      -----------      -----------     -----------
Funds From Operations - Operating Partnership                             155,750          120,600          412,596         315,588

RECONCILIATION OF GAAP NET INCOME TO FUNDS FROM OPERATIONS (e)
Net income (loss) available to common stockholders                    $    52,090      $    44,467      $   141,651     $   110,581
Extraordinary items (d)                                                        --               --               --              --
Cumulative effect of an accounting change (f)                              12,083               --           12,083              --
                                                                      -----------      -----------      -----------     -----------
Income available to common stockholders before extraordinary items
      and cumulative effect                                                64,173           44,467          153,734         110,581
Income from discontinued operations, including gain on sale                  (793)            (360)          (5,123)         (1,118)
                                                                      -----------      -----------      -----------     -----------
Income from continuing operations                                          63,380           44,107          148,611         109,463
Allocations to Operating Partnership unitholders                           14,377           13,986           42,168          34,838
FFO of property sold in 2003                                                   --              459              292           1,404
Depreciation and amortization of capitalized real estate costs
      (including SFAS #141 and #142 lease origination costs)
      other than amortization of financing costs                           77,993           62,048          221,525         169,883
                                                                      -----------      -----------      -----------     -----------
Funds From Operations - Operating Partnership                             155,750          120,600          412,596         315,588
Funds From Operations - Operating Partnership unitholders                 (33,644)         (28,892)         (94,649)        (75,606)
                                                                      -----------      -----------      -----------     -----------
Funds From Operations - Company stockholders                              122,106           91,708          317,947         239,982
                                                                      ===========      ===========      ===========     ===========

RECONCILIATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
   FOR GAAP AND FFO PER SHARE COMPUTATIONS

Weighted average number of Company shares outstanding -
      for GAAP basic EPS                                                   70,297           62,244           65,283          62,121
Full conversion of Operating Partnership units                             19,369           19,568           19,434          19,571
                                                                      -----------      -----------      -----------     -----------
Weighted average number of Company shares outstanding -
      for basic FFO per share                                              89,666           81,812           84,717          81,692
                                                                      ===========      ===========      ===========     ===========

Weighted average number of Company shares outstanding -
     for GAAP diluted EPS                                                  70,575           62,424           65,502          62,273
Conversion of PIERS to Common Stock                                         1,180            8,501            5,998           8,501
Full conversion of Operating Partnership units                             19,369           19,568           19,434          19,571
                                                                      -----------      -----------      -----------     -----------
Weighted average number of Company shares outstanding -
     for diluted FFO per share                                             91,124           90,493           90,934          90,345
                                                                      ===========      ===========      ===========     ===========


Earnings from continuing operations per share - basic                 $      0.90      $      0.71      $      2.28     $      1.76
                                                                      ===========      ===========      ===========     ===========
Earnings from continuing operations per share - diluted               $      0.90      $      0.71      $      2.27     $      1.76
                                                                      ===========      ===========      ===========     ===========

Earnings from discontinued operations per share - basic               $      0.01      $        --      $      0.08     $      0.02
                                                                      ===========      ===========      ===========     ===========
Earnings from discontinued operations per share - diluted             $      0.01      $        --      $      0.08     $      0.02
                                                                      ===========      ===========      ===========     ===========

Earnings before cumulative effect of accounting change
     per share - basic                                                $      0.91      $      0.71      $      2.36     $      1.78
                                                                      ===========      ===========      ===========     ===========
Earnings before cumulative effect of accounting change
     per share - diluted                                              $      0.91      $      0.71      $      2.35     $      1.78
                                                                      ===========      ===========      ===========     ===========

Earnings (loss) per share - basic                                     $      0.74      $      0.71      $      2.17     $      1.78
                                                                      ===========      ===========      ===========     ===========
Earnings (loss) per share - diluted                                   $      0.74      $      0.71      $      2.16     $      1.78
                                                                      ===========      ===========      ===========     ===========


(a) Portfolio results combine the revenues and expenses of General Growth Management, Inc. (a Taxable REIT Subsidiary) with the applicable ownership percentage multiplied by the revenues and expenses from properties wholly and/or partially owned by the Operating Partnership.

(b) Includes straight-line rent of $4,754 and $4,287 for the three months ended and $13,389 and $9,830 for the nine months ended September 30, 2003 and 2002, respectively.

(c) Includes non-cash rental revenue recognized pursuant to SFAS #141 and #142 for the three and nine months ended September 30, 2003 of $8,222 and $18,976, respectively.

(d) As of the first quarter of 2003 and pursuant to SFAS #145 - Rescission of FASB Statements 4,44 and 64 and Technical Corrections, the Company now reflects costs related to the extinguishment of debt as additional interest expense. Previously, such costs were reflected as an extraordinary item. As required, FFO for the three and nine months ended September 30, 2002 has been adjusted to maintain comparability.

(e) Reconciliation of net income determined in accordance with generally accepted accounting principles to FFO (Company non-GAAP supplemental measure of operating performance) as defined by NAREIT and as required by SEC Regulation G.

(f) As required by SFAS #150 - Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity, this amount reflects the adjustment to reflect the minority interests of certain former JP Realty consolidated property partnerships at their fair value as of July 1, 2003.

                         GENERAL GROWTH PROPERTIES, INC
        BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                            (In thousands, unaudited)


                                                Wholly Owned        Unconsolidated
                                                   Centers            Centers (a)              Total
                                                ------------        --------------           ---------
Revenues
    Minimum rents (b),(c)                        $ 204,972            $  65,377              $ 270,349
    Tenant recoveries                               86,576               32,831                119,407
    Overage rents                                    6,042                1,150                  7,192
    Other (d)                                        8,233                1,645                  9,878
                                                 ---------            ---------              ---------
      Total revenues                               305,823              101,003                406,826

Operating expenses
   Real estate taxes                                23,901                9,077                 32,978
   Repairs and maintenance                          20,584                7,319                 27,903
   Marketing                                         9,533                3,356                 12,889
   Other property operating costs                   39,781               14,613                 54,394
   Provision for doubtful accounts                   2,205                  783                  2,988
                                                 ---------            ---------              ---------
Total operating expenses                            96,004               35,148                131,152
                                                 ---------            ---------              ---------
    Real estate net operating income               209,819               65,855                275,674

GGMI fees (e)                                       21,071                    -                 21,071
GGMI expenses (e)                                  (19,269)                   -                (19,269)
Headquarters/regional costs                         (5,003)              (5,779)(f)            (10,782)
General and administrative                          (1,675)                (179)                (1,854)
Depreciation that reduces FFO (g)                   (2,869)                   -                 (2,869)
Interest income                                        611                  373                    984
Interest expense                                   (72,058)             (20,683)               (92,741)
Amortization of deferred finance cost               (1,628)              (1,446)                (3,074)
Debt extinguishment costs (h)                       (1,024)                (190)                (1,214)
Preferred stock dividends                                -                    -                      -
Preferred unit distributions                       (10,176)                   -                (10,176)
                                                 ---------            ---------              ---------
Uncombined Funds From Operations                   117,799               37,951                155,750
Equity in Funds from Operations of
  Unconsolidated Centers                            37,951              (37,951)                     -
                                                 ---------            ---------              ---------
Operating Partnership Funds From Operations      $ 155,750            $       -              $ 155,750
                                                 =========            =========              =========




                         GENERAL GROWTH PROPERTIES, INC
        BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
                            (In thousands, unaudited)


                                                Wholly Owned       Unconsolidated
                                                  Centers           Centers (a)           Total
                                                 -----------       --------------       ---------
Revenues
    Minimum rents (b)                            $ 156,162           $  61,396          $ 217,558
    Tenant recoveries                               69,328              33,287            102,615
    Overage rents                                    4,385                 931              5,316
    Other (d)                                        9,873               1,166             11,039
                                                 ---------           ---------          ---------
      Total revenues                               239,748              96,780            336,528

Operating expenses
   Real estate taxes                                16,377               9,330             25,707
   Repairs and maintenance                          16,103               6,673             22,776
   Marketing                                         7,708               5,516             13,224
   Other property operating costs                   30,722              12,077             42,799
   Provision for doubtful accounts                     785               1,551              2,336
                                                 ---------           ---------          ---------
Total operating expenses                            71,695              35,147            106,842
                                                 ---------           ---------          ---------
    Property net operating income                  168,053              61,633            229,686

GGMI fees (e)                                       18,164                   -             18,164
GGMI expenses (e)                                  (19,492)                  -            (19,492)
Headquarters/regional costs                         (2,923)             (4,926)(f)         (7,849)
General and administrative                          (1,302)               (129)            (1,431)
Depreciation that reduces FFO (g)                   (2,884)                  -             (2,884)
Interest income                                      3,048               2,261              5,309
Interest expense                                   (60,825)            (22,507)           (83,332)
Amortization of deferred finance cost               (1,288)               (391)            (1,679)
Debt extinguishment costs (h)                          (18)               (452)              (470)
Preferred stock dividends                           (6,117)                  -             (6,117)
Preferred unit distributions                        (9,305)                  -             (9,305)
                                                 ---------           ---------          ---------
Uncombined Funds From Operations                    85,111              35,489            120,600
Equity in Funds from Operations of
  Unconsolidated Centers                            35,489             (35,489)                --
                                                 ---------           ---------          ---------
Operating Partnership Funds From Operations      $ 120,600           $      --          $ 120,600
                                                 =========           =========          =========



(a) The Unconsolidated Centers include Quail Springs, Town East, the GGP/Ivanhoe entities, the GGP/Teachers entities and the GGP/Homart entities and are reflected at the Operating Partnership's share of such amounts.

(b) Includes straight-line rent of $4,754 and $4,287 for the three months ended September 30, 2003 and 2002, respectively.

(c) Includes SFAS #141 and #142 minimum rent accretion of $8,222 for the three months ended September 30, 2003.

(d) Includes zero and $459 for the three months ended September 30, 2003 and 2002, respectively, of net FFO of investment property sold in 2003.

(e) Represents the revenues and operating expenses of GGMI, the Company's taxable REIT subsidiary.

(f) Headquarters/regional costs for the unconsolidated centers include property management and other fees to GGMI.

(g) Represents depreciation on non-income producing assets including the Company's headquarters building.

(h) As of the first quarter of 2003 and pursuant to SFAS 145 - Rescission of FASB Statements 4,44 and 64 and Technical Corrections, the Company now reflects costs related to the extinguishment of debt as additional interest expense. Previously, such costs were reflected as an extraordinary item. As required, third quarter 2002 FFO has been adjusted to maintain comparability.

                         GENERAL GROWTH PROPERTIES, INC
        BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                            (In thousands, unaudited)


                                                Wholly Owned    Unconsolidated
                                                  Centers         Centers(a)         Total
                                                ------------    --------------   -------------
Revenues
    Minimum rents (b),(c)                        $   548,375      $   214,172      $   762,547
    Tenant recoveries                                238,232          107,773          346,005
    Overage rents                                     16,086            3,410           19,496
    Other (d)                                         21,204            4,288           25,492
                                                 -----------      -----------      -----------
      Total revenues                                 823,897          329,643        1,153,540

Operating expenses
   Real estate taxes                                  64,518           30,830           95,348
   Repairs and maintenance                            56,853           24,759           81,612
   Marketing                                          25,294           10,926           36,220
   Other property operating costs                    109,392           46,175          155,567
   Provision for doubtful accounts                     5,718            1,482            7,200
                                                 -----------      -----------      -----------
Total operating expenses                             261,775          114,172          375,947
                                                 -----------      -----------      -----------
    Real estate net operating income                 562,122          215,471          777,593

GGMI fees (e)                                         61,672                -           61,672
GGMI expenses (e)                                    (57,539)               -          (57,539)
Headquarters/regional costs                          (23,881)         (18,356)(f)      (42,237)
General and administrative                            (6,479)            (817)          (7,296)
Depreciation that reduces FFO (g)                     (8,274)               -           (8,274)
Interest income                                        1,667            1,281            2,948
Interest expense                                    (192,105)         (66,633)        (258,738)
Amortization of deferred finance cost                 (5,076)          (4,025)          (9,101)
Debt extinguishment costs (h)                         (2,497)            (657)          (3,154)
Preferred stock dividends                            (13,030)               -          (13,030)
Preferred unit distributions                         (30,248)               -          (30,248)
                                                 -----------      -----------      -----------
Uncombined Funds From Operations                     286,332          126,264          412,596
Equity in Funds from Operations of
 Unconsolidated Centers                              126,264         (126,264)               -
                                                 -----------      -----------      -----------
Operating Partnership Funds From Operations      $   412,596      $         -      $   412,596
                                                 ===========      ===========      ===========



                         GENERAL GROWTH PROPERTIES, INC
        BREAKDOWN OF COMPANY PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                            (In thousands, unaudited)


                                                Wholly Owned     Unconsolidated
                                                  Centers          Centers (a)         Total
                                                ------------     --------------      ---------
Revenues
    Minimum rents (b)                            $ 399,334         $ 174,996          $ 574,330
    Tenant recoveries                              183,621            89,945            273,566
    Overage rents                                   11,529             2,747             14,276
    Other (d)                                       21,735             3,154             24,889
                                                  ---------        ---------          ---------
      Total revenues                               616,219           270,842            887,061

Operating expenses
   Real estate taxes                                43,736            25,882             69,618
   Repairs and maintenance                          43,368            19,940             63,308
   Marketing                                        18,459             9,539             27,998
   Other property operating costs                   78,139            36,900            115,039
   Provision for doubtful accounts                   3,672             2,606              6,278
                                                  ---------        ---------          ---------
Total operating expenses                           187,374            94,867            282,241
                                                  ---------        ---------          ---------
    Property net operating income                  428,845           175,975            604,820

GGMI fees (e)                                       55,395                 -             55,395
GGMI expenses (e)                                  (52,248)                -            (52,248)
Headquarters/regional costs                        (12,045)          (14,680)(f)        (26,725)
General and administrative                          (4,334)             (270)            (4,604)
Depreciation that reduces FFO (g)                   (7,041)                -             (7,041)
Interest income                                      3,214             5,630              8,844
Interest expense                                  (153,767)          (67,685)          (221,452)
Amortization of deferred finance cost               (3,100)           (1,170)            (4,270)
Debt extinguishment costs (h)                          (50)             (452)              (502)
Preferred stock dividends                          (18,351)                -            (18,351)
Preferred unit distributions                       (18,278)                -            (18,278)
                                                  ---------        ---------          ---------
Uncombined Funds From Operations                    218,240           97,348            315,588
Equity in Funds from Operations of
 Unconsolidated Centers                              97,348          (97,348)                 -
                                                  ---------        ---------          ---------
Operating Partnership Funds From Operations       $ 315,588        $       -          $ 315,588
                                                  =========        =========          =========


(a) The Unconsolidated Centers include Quail Springs, Town East, the GGP/Ivanhoe entities, the GGP/Teachers entities and the GGP/Homart entities and are reflected at the Operating Partnership's share of such amounts.

(b) Includes straight-line rent of $13,389 and $9,830 for the nine months ended September 30, 2003 and 2002, respectively.

(c) Includes SFAS #141 and #142 minimum rent accretion of $18,976 for the nine months ended September 30, 2003.

(d) Includes $292 and $1,404 for the nine months ended September 30, 2003 and 2002, respectively, of net FFO of investment property sold in 2003.

(e) Represents the revenues and operating expenses of GGMI, the Company's taxable REIT subsidiary.

(f) Headquarters/regional costs for the unconsolidated centers include property management and other fees to GGMI.

(g) Represents depreciation on non-income producing assets including the Company's headquarters building.

(h) As of the first quarter of 2003 and pursuant to SFAS 145 - Rescission of FASB Statements 4,44 and 64 and Technical Corrections, the Company now reflects costs related to the extinguishment of debt as additional interest expense. Previously, such costs were reflected as an extraordinary item. As required, FFO for the nine months ended September 30, 2002 has been adjusted to maintain comparability.

RECONCILIATION OF REAL ESTATE PROPERTY NET OPERATING INCOME             Three Months Ended                Nine Months Ended
  TO GAAP OPERATING INCOME (UNAUDITED)                                     September 30,                    September 30,
                                                                      2003                2002           2003             2002
Real estate net operating income, including
 Unconsolidated Centers                                             $ 275,674          $ 229,686      $ 777,593         $ 604,820
 Real estate net operating income-Unconsolidated Centers              (65,855)           (61,633)      (215,471)         (175,975)
                                                                    ---------          ---------      ---------         ---------
Real estate net operating income-Wholly Owned Centers                 209,819            168,053        562,122           428,845
 GGMI fees                                                             21,071             18,164         61,672            55,395
 GGMI expenses                                                        (19,269)           (19,492)       (57,539)          (52,248)
 Headquarters/regional costs                                           (5,003)            (2,923)       (23,881)          (12,045)
 General and administrative                                            (1,675)            (1,302)        (6,479)           (4,334)
 Depreciation and amortization                                        (61,737)           (45,923)      (166,020)         (124,300)
 Other*                                                                   415               (455)           314            (1,402)
                                                                    ---------          ---------      ---------         ---------
GAAP Operating income-Consolidated General Growth Properties,
 Inc.                                                               $ 143,621          $ 116,122      $ 370,189         $ 289,911
                                                                    =========          =========      =========         =========

*Reflects discontinued operations and minority interest in Wholly-Owned real estate net operating income.

                                                                              September 30,   December 31,
SUMMARIZED BALANCE SHEET INFORMATION (UNAUDITED)                                 2003            2002

Cash and marketable securities                                                $   138,331     $    54,116
Investment in real estate
    Net land, building and equipment                                          $ 7,603,259     $ 6,069,073
    Developments in progress                                                  $   118,861     $    90,492
    Investment in and loans from Unconsolidated Real Estate Affiliates        $   624,997     $   766,519
Investment in real estate, net                                                $ 8,347,117     $ 6,926,084
Total assets                                                                  $ 8,860,939     $ 7,280,822
Mortgage and other notes payable                                              $ 6,054,930     $ 4,592,311
Minority interest - Preferred                                                 $   468,614     $   468,201
Minority interest - Common                                                    $   419,634     $   377,746
Preferred stock                                                               $         -     $   337,500
Stockholders' equity                                                          $ 1,588,832     $ 1,196,525
Total capitalization (at cost)                                                $ 8,532,011     $ 6,972,283

PORTFOLIO CAPITALIZATION DATA (UNAUDITED)

Total portfolio debt (Company debt above ($6,054,930 and $4,592,311, respectively) plus pro rata share of debt ($1,884,828 and $2,177,024, respectively) from unconsolidated affiliates) of which (after the effect of the Company's current swap agreements) $2,320,627 and
    $2,453,571, respectively, is comprised of variable rate debt              $ 7,939,758     $ 6,769,335
Preferred stock                                                                         -         449,415
Preferred equity - primarily preferred Operating Partnership units                468,614         468,201
Stock market value of common stock and common Operating Partnership
    units outstanding at end of period                                          6,517,985       4,261,573
                                                                              -----------     -----------
Total market capitalization at end of period                                  $14,926,357     $11,948,524
                                                                              ===========     ===========



OTHER COMPANY PORTFOLIO DATA (a)
AS OF AND/OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)



                                                                                Wholly Owned    Unconsolidated    Weighted
                                                                                  Centers          Centers         Average
                                                                                ------------    --------------   ----------
Space leased at centers not
    under redevelopment (b)                                                           91.1%           89.9%           90.7%
Tenant allowances/improvements and
    capitalized leasing costs (in thousands)                                     $   39,655      $   17,365      $   57,020
Trailing 12 month total sales per sq. ft. (c)                                    $      332      $      388      $      354
Average annualized in place rent per sq. ft.                                     $    28.99      $    32.35      $    30.98
Average rent per sq. ft. for
    new/renewal leases                                                           $    31.53      $    35.79      $    33.62
Average rent per sq. ft. for leases
    expiring in 2003                                                             $    22.16      $    31.29      $    26.70
% change in total sales                                                                1.9%            2.5%            2.1%
% change in comparable sales                                                          -0.4%           -0.7%           -0.5%



(a) Data is for 100% of the mall non-anchor GLA in each portfolio, including those centers that are owned in part by unconsolidated affiliates. Data excludes properties currently being redeveloped and/or remerchandised and miscellaneous (non-mall) properties.